Exhibit 24
POWER OF ATTORNEY
Each of the undersigned as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, both Ohio corporations, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended; the Investment Company Act of 1940, as amended; and, if applicable, the Securities Exchange Act of 1934, various registration statements and amendments thereto for the registration of current, as well as any future, separate accounts established by said corporations for the purpose of registering under said Act(s) immediate or deferred variable annuity contracts, fixed interest rate options subject to a market value adjustment, group flexible fund retirement annuity contracts and variable life insurance policies in connection with the separate accounts and contracts listed below:
Variable Annuities and Variable Life Insurance Policies
Separate Account (1940 Act File No.)	1933 Act File Nos.
MFS Variable Account (811-2662)	002-73432
Multi-Flex Variable Account (811-3338)	033-23905, 002-75174
Nationwide Variable Account (811-2716)	002-58043, 333-80481, 033-60239, 333-176908
Nationwide Variable Account-II (811-3330)	002-75059, 033-67636, 033-60063, 333-103093, 333-103094, 333-103095, 333-104513, 333-104511, 333-104512, 333-104510, 333-151990, 333-105992, 333-147273, 333-140621, 333-144053, 333-147198, 333-160635, 333-164886, 333-168818, 333-177934, 333-177581, 333-177582, 333-177316, 333-177319, 333-177439, 333-177441, 333-177729, 333-177731, 333-173349, 333-177938, 333-182494
Nationwide Variable Account-3 (811-5405)	033-18422, 033-24434
Nationwide Variable Account-4 (811-5701)	033-25734, 033-26454, 333-62692, 333-135650, 333-140812, 333-201820
Nationwide Variable Account-5 (811-8142)	033-71440
Nationwide Variable Account-6 (811-8684)	033-82370, 333-21909
Nationwide Variable Account-7 (811-8666)	033-82190, 033-82174, 033-89560
Nationwide Variable Account-8 (811-7357)	033-62637, 033-62659
Nationwide Variable Account-9 (811-08241)	333-28995, 333-52579, 333-56073, 333-53023, 333-79327, 333-69014, 333-75360
Nationwide Variable Account-10 (811-09407)	333-81701
Nationwide Variable Account-11 (811-10591)	333-74904, 333-74908
Nationwide Variable Account-12 (811-21099)	333-88612, 333-108894, 333-178057, 333-178059
Nationwide Variable Account-13 (811-21139)	333-91890
Nationwide Variable Account-14 (811-21205)	333-104339
Nationwide VA Separate Account-A (811-5606)	033-85164, 033-22940
Nationwide VA Separate Account-B (811-06399)	033-86408, 033-93482, 333-11415
Nationwide VA Separate Account-C (811-7908)	033-66496, 333-44485
Nationwide VA Separate Account-D (811-10139)	333-45976
Nationwide VLI Separate Account (811-4399)	033-00145, 033-44290, 033-35698
Nationwide VLI Separate Account-2 (811-5311)	033-16999, 033-62795, 033-42180, 033-35783, 033-63179, 333-27133
Nationwide VLI Separate Account-3 (811-6140)	033-44789, 033-44296
Nationwide VLI Separate Account-4 (811-08301)	333-31725, 333-43671, 333-52617, 333-94037, 333-52615, 333-53728, 333-69160, 333-83010, 333-137202, 333-153343, 333-169879
Nationwide VLI Separate Account-5 (811-10143)	333-46338, 333-46412, 333-66572, 333-121881, 333-125481, 333-125482
Nationwide VLI Separate Account-6 (811-21398)	333-106908
Nationwide VLI Separate Account-7 (811-21610)	333-117998, 333-121879, 333-146649, 333-140606, 333-149295, 333-156020, 333-182893, 333-182887
Nationwide VL Separate Account-A (811-6137)	033-44792, 033-44300, 033-35775, 333-27123, 333-22677

Variable Annuities and Variable Life Insurance Policies
Separate Account (1940 Act File No.)	1933 Act File Nos.
Nationwide VL Separate Account-B (811-07819)	333-12333
Nationwide VL Separate Account-C (811-8351)	333-43639, 333-36869
Nationwide VL Separate Account-D (811-08891)	333-59517
Nationwide VL Separate Account-G (811-21697)	333-121878, 333-140608, 333-146073, 333-146650, 333-149213, 333-155153, 333-182897, 333-182896, 333-215169, 333-215173
Nationwide Provident VA Separate Account 1 (811-7708)	333-164127; 333-164125; 333-164126; 333-164124
Nationwide Provident VLI Separate Account 1 (811-4460)	333-164180; 333-164117; 333-164178; 333-164179; 333-164119; 333-164120; 333-164115; 333-164118; 333-164116
Nationwide Provident VA Separate Account A (811-6484)	333-164131; 333-164130; 333-164132; 333-164129; 333-164128
Nationwide Provident VLI Separate Account A (811-8722)	333-164188; 333-164123; 333-164185; 333-164122; 333-164121

General Account Products
Insurance Company	1933 Act File Nos.
Nationwide Life Insurance Company	333-133163, 333-196863, 333-149613, 333-155368, 333-160418, 333-200329, 333-203062
Nationwide Life and Annuity Insurance Company	333-47640
hereby constitute and appoint Stephen S. Rasmussen, Kirt A. Walker, John L. Carter, Eric S. Henderson, Jamie Ruff Casto, Paige L. Ryan, Stephen M. Jackson, and Jeanny V. Simaitis, and each of them with power to act without the others, as his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve, and sign such Registration Statements, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.
IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 8th day of August, 2016.
/s/ Timothy G. Frommeyer	/s/ Eric S. Henderson
TIMOTHY G. FROMMEYER, Director	ERIC S. HENDERSON, Director
/s/ Stephen S. Rasmussen	/s/ Mark R. Thresher
STEPHEN S. RASMUSSEN, Director	MARK R. THRESHER, Director
/s/ Kirt A. Walker	/s/ John L.Carter
KIRT A. WALKER, Director	JOHN L. CARTER, Director